Exhibit 99.1

The following e-mail was sent by Elon Musk to all employees of Tesla, Inc. on September 30, 2018.

We are very close to achieving profitability and proving the naysayers wrong, but, to be certain, we must execute really well tomorrow (Sunday).

If we go all out tomorrow, we will achieve an epic victory beyond all expectations.

Go Tesla!!!

Thanks for all your hard work,

Elon